Exhibit 99.2

Chico’s FAS, Inc. Appoints Karen McKibbin President of Chico’s Brand

Fashion Retail Veteran Brings Strong Track Record of Driving Growth

Fort Myers, FL – March 6, 2019 – Chico's FAS, Inc. (NYSE: CHS) (the “Company”) announced today that fashion retail veteran Karen McKibbin has been appointed President of its Chico’s brand, effective April 1, 2019. In this role, Ms. McKibbin will oversee all business activities for Chico’s and will report directly to Shelley Broader, Chief Executive Officer and President of the Company.

Ms. McKibbin joins Chico’s after a successful career with Nordstrom, Inc. She most recently served as President of Nordstrom Rack, the Company’s fastest growing brand, with a fleet of 244 stores and a separate off-price merchant organization. Prior to that role, she was President of Nordstrom Canada and led the Company’s successful expansion into the Canadian market, overseeing buying, logistics, marketing, real estate and online strategies. Previously at Nordstrom, she served as Vice President and led four different regions for the Company.

Ms. Broader said, "We are pleased to welcome Karen as Chico’s Brand President. Karen has extensive experience in the retail industry with our customer and a strong record leading merchandising, operating and store initiatives that drive profitable growth. She shares our commitment to beautiful product, superior customer experiences and knows first-hand how important service is to building brand loyalty. I am confident that her leadership and decades of experience will help accelerate the progress we are making to improve performance at the Chico’s brand.”

Ms. McKibbin said, “It is an honor to be named President of the Chico’s brand. I am enthusiastic about the opportunities that lie ahead for Chico’s and look forward to working with its talented team to improve the brand, deepen our customer relationships and deliver long-term growth.”

Prior to serving as President of Nordstrom Canada, Ms. McKibbin served in a wide variety of roles from merchant to store management to regional management. In 2000, she was named Vice President, leading the Los Angeles region. She later led three additional regions as Vice President, including the Northeast region, where she pioneered Nordstrom’s entry into the Boston market; the South region and Northern California and Hawaii.

Ms. McKibbin received her Bachelor of Arts degree from University of California, San Diego.

About Chico’s
Chico’s® was founded in 1983 as a small boutique selling Mexican folk art on Sanibel Island in Florida. The rich colors, bold prints, unique artisanal details, problem-solving styles, and amazing personal service made a lasting connection with customers. Now, there are over 600 Chico’s boutiques and outlets nationwide, an international (franchise) partner, a monthly mailer, and online shopping available at chicos.com and chicosofftherack.com.

ABOUT CHICO’S FAS, INC.
The Company, through its brands – Chico’s, White House Black Market and Soma is a leading omnichannel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.
As of February 2, 2019, the Company operated 1,418 stores in the U.S. and Canada and sold merchandise through 83 international franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com and www.soma.com as well as through third party channels. For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, including without limitation the statements in Ms. Broader’s and Ms. McKibbin’s quotes, relate to, among other things, expectations, estimates and projections regarding the brand’s new leadership and initiatives and are identified by use of the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “outlook,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” “potential” and similar terms. Factors that could cause actual results to differ include, but are not limited to: the extent of the market demand and overall level of spending for women’s private branded clothing and related accessories; the effectiveness of our brand awareness and marketing programs; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives (including, but not limited to, the Company’s retail fleet optimization plan, Chico’s brand improvement plan and expanded review of the Company’s operations); and the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate. Other risk factors for the Chico’s FAS, Inc.’s business are detailed from time to time in the Chico’s FAS, Inc.’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward‑looking statements contained herein.

Contact:
Julie Lorigan
Vice President – Investor Relations,
Public Relations and Corporate Communications
Chico's FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200